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                                                                     EXHIBIT-2.5

                                                                  EXECUTION COPY

                               SECURITY AGREEMENT

      Security Agreement, dated as of February 9, 2005 and entered into by and among Commonwealth Energy Corporation, a California corporation (the "Secured Party") and ACN Utility Services, Inc., a Michigan corporation, ACN Energy, Inc., a Michigan corporation and ACN Power, Inc., a Michigan corporation (collectively, the "Debtors" and each a "Debtor").

                                    RECITALS

      WHEREAS, the Secured Party and the Debtors have entered into that certain Asset Purchase Agreement dated as of February 9, 2005 (the "Purchase Agreement"), pursuant to which the Debtors, acting as Seller have agreed to sell and Secured Party, acting as Buyer, has agreed to buy the assets set forth therein;

      WHEREAS, as partial inducement to the Secured Party to purchase all of the assets, properties, rights and business of the Retail Energy Business (the "Acquired Assets"), the Debtors have agreed to grant a security interest in the Collateral (as defined herein) to the Secured Party to secure the performance of its Obligations (as defined herein) thereunder; and

      WHEREAS, it is a condition precedent to the purchase of the Acquired Assets under the Purchase Agreement that Debtors shall have granted the security interest in the Collateral and undertaken the obligations contemplated by this Agreement.

      NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Secured Party and each of the Debtors hereby agree as follows:

1.    Definitions

      All capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement or, if not so defined therein, in
      Article 9 of the UCC (as defined below). If a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning assigned to it in Article 9. In addition, the following terms shall have the following meanings:

      "Collateral" shall have the meaning assigned to it in Section 2 hereof.

      "Collateral Records" shall mean books, records, computer software, computer printouts, customer lists, blueprints, technical specifications, manuals, and other items which provide information or records concerning any Collateral.

      "Event of Default" shall have the meaning set forth in Section 7 hereof.


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      "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any publicly available evidence of a lien, including the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction, domestic or foreign.

      "Obligations" shall mean all obligations, liabilities and indebtedness of every nature of each of the Debtors to the Secured Party, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter incurred, arising under or in connection with the Transaction Documents, and this Security Agreement.

      "TPS" means Tenaska Power Services Co., a Nebraska corporation.

      "TPS Collateral" shall mean the Collateral subject to the TPS Security Agreement.

      "TPS Security Agreement" means that Security Agreement, dated as of March 17, 2003 by and between TPS and ACN Energy, Inc.

      "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

2.    Grant of Security Interests

            As security for the prompt and complete payment and performance in full of all the Obligations, each Debtor hereby grants to the Secured Party a security interest in and continuing lien on all of such Debtor's right, title and interest in and to all of the Acquired Assets and the Option Assets, whether tangible or intangible, whether now owned or hereafter acquired, including the proceeds from the sale or other disposition of any such property (but not including the Purchase Price or other sums due to Debtor under the Purchase Agreement), wherever the same may be located and whether or not subject to the Uniform Commercial Code (the "UCC") as it exists on the date of this Agreement, or as it may hereafter be amended in the State of New York (the "Collateral"), including, without limitation, but only to the extent the same are part of the Acquired Assets or the Option Assets: all Accounts Receivables; Inventory; Equipment; Fixtures; Software; all other Goods (including any software embedded in any good); Instruments (including promissory notes); Deposit Accounts; General Intangibles (including Payment Intangibles); and all cash and non-cash Proceeds of any and all of the foregoing; provided, that, the Secured Party shall not have a lien on the TPS Collateral until such time as such lien may be granted so as not to conflict with the TPS Security Agreement and the lien and security interest granted to TPS pursuant thereto.

3.    Authorization to File Financing Statements

      Each Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any jurisdiction in which the Uniform Commercial Code has been enacted (a "UCC Jurisdiction") any initial financing statements and amendments thereto identifying such Debtor as the "debtor" thereon including, but not limited to, such financing statements that:


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            3.1 describes the Collateral in reasonable details, and

            3.2 contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Debtor is an organization, the type of organization and any organization identification number issued to such Debtor and, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Each Debtor (but solely to the extent applicable) agrees to furnish any such information to the Secured Party promptly upon the Secured Party's request. Each Debtor also ratifies its authorization for the Secured Party to have filed in any UCC Jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

4.    Representations and Warranties

      Each Debtor hereby represents and warrants to the Secured Party, which representations and warranties shall survive execution and delivery of this Security Agreement, as follows:

            4.1 Title to, and Information Concerning, the Collateral. Such Debtor is the sole owner of, and has all rights in or power to transfer, the Collateral free from any right or claim of any Person, and no Lien exists upon such Collateral and the security interest created in favor of the Secured Party hereunder. All other information set forth in this Agreement pertaining to the Collateral is accurate and complete.

            4.2 Nature of Collateral

            (a) None of the Collateral constitutes, or is the proceeds of, "farm products" as defined in Section 9-102(a)(34) of the UCC.

            (b) Except as set forth on Schedule 2, none of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral; provided, however, that the Debtors may, in the ordinary course of their business, enter into future arrangements with governmental authorities, whether or not listed on Schedule 2.

            (c) Such Debtor holds no commercial tort claim except as indicated herein.

            4.3 [Reserved]

            4.4 Name and Organization

            (a) The full and exact legal name, type of organization, jurisdiction of organization, organizational identification number or statement that such Debtor has no such number, and mailing address of such Debtor as of the date hereof are correctly set forth in Schedule 1 hereto.


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            (b) Schedule 1 correctly specifies the place of business of such
      Debtor or, if such Debtor has more than one place of business, the location of its chief executive office.

            (c) Such Debtor is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization; and

            (d) Such Debtor has the power and authority to execute, deliver and carry out the terms and provisions of this Security Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Security Agreement. Such Debtor has duly executed and delivered this Security Agreement, and this Security Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

            4.5 Changes in Circumstances. Such Debtor has not (i) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the UCC), (ii) except as specified in Schedule 1, heretofore changed its name, or (iii) heretofore become a "new debtor" (as defined in Section 9-102(a)(56) of the UCC) with respect to a currently effective security agreement previously entered into by any other Person.

            4.6 Validity, Perfection and Priority

            The security interests in the Collateral granted to the Secured Party hereunder constitute valid and continuing first priority security interests in the Collateral and such Debtor has rights in or the power to transfer the Collateral superior and prior to all Liens, rights or claims of all other Persons.

            4.7 No Liens; Other Financing Statements

            (a) No financing statement or other evidence of Lien covering or purporting to cover any of the Collateral is on file in any public office other than financing statements filed or to be filed in connection with the security interests granted to the Secured Party hereunder.

5.    Further Covenants

      Each Debtor covenants and agrees with the Secured Party that from and after the date of this Security Agreement:

            5.1 Further Assurances. Each Debtor will from time to time at the expense of such Debtor, promptly execute, deliver, file and record all further instruments, endorsements and other documents, and take such further action as the Security Party may determine to be necessary or useful in obtaining the full benefits of this Security Agreement and of the rights, remedies and powers herein granted, including, without limitation, the covenants set forth in this Section 5.


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            5.2 Ownership of Collateral. Each Debtor will continue to own each item of the Collateral free and clear of any and all Liens, rights or claims of all other Persons, except as contemplated in the Purchase Agreement, and each Debtor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Secured Party.

            5.3 Change of Name, Identity, Corporate Structure, or Chief Executive Office; Location of Inventory and Equipment. No Debtor will change its name, identity, corporate structure (including, without limitation, its jurisdiction of formation) or the location of its chief executive office or location of its Inventory or Equipment without (i) giving the Secured Party at least thirty (30) days' prior written notice clearly describing such new name, identity, corporate structure or new location and providing such other information in connection therewith as the Secured Party may reasonably request, and (ii) taking all action satisfactory to the Secured Party as the Secured Party may reasonably request to maintain the security interest of the Secured Party in the Collateral intended to be granted hereby at all times fully perfected with the same or better priority and in full force and effect.

            5.4 Maintain Records. Each Debtor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral until transferred to the Secured Party.

            5.5 Right of Inspection. The Secured Party shall have full and free access during normal business hours to all Collateral Records, including, without limitation, all books, correspondence and records of each Debtor, and the Secured Party and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Debtor agrees to render the Secured Party at such Debtor's cost and expense, such clerical and other assistance as may be reasonable requested with regard thereto. The Secured Party and its representatives shall during normal business hours also have the right to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

            5.6 Payment of Obligation. Each Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral, as well as all claims of any kind (including, without limitation, claims for labor, materials, supplies and services) against or with respect to, or incurred in connection with the use or operation of, the Collateral or incurred in connection with this Agreement, except that no such obligation need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve, in the sole opinion of the Secured Party, any material danger for the sale, forfeiture or loss of any of the Collateral or any interest therein, and (iii) such charge is adequately reserved against on such Debtor's books in accordance with generally accepted accounting principles; provided that Secured Party shall reimburse the Debtors for all payments made relating to periods following the Proration Time.


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            5.7 Negative Pledge. The Debtors will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby.

            5.8 Performance by the Secured Party of the Debtors' Obligations; Reimbursement. If any Debtor fails to perform or comply with any of its agreements contained herein, the Secured Party may, without notice to or consent by such Debtor, perform or comply or cause performance or compliance therewith and the expenses of the Secured Party incurred in connection with such performance or compliance shall be payable by such Debtor to the Secured Party on demand and such reimbursement obligation shall be secured hereby.

            5.9 [Reserved]

6.    Power of Attorney

            6.1 General. Each Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Debtor and in the name of such Debtor or in its own name, from time to time in the Secured Party's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action by any technologically available means, which may include, without limitation, any form of electronic data transmission, and to execute and authenticate in any appropriate manner, which may include, without limitation, using any symbol that the Secured Party may adopt to signify such Debtor's intent to authenticate, any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement.

            6.2 Specific Powers. Without limiting the generality of the foregoing, each Debtor hereby gives said attorneys the power and right, on behalf of such Debtor, without notice to or assent by such Debtor, to do the following:

            (a) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral as in such manner as is consistent with the UCC fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at such Debtor's expense, at any time, or from time to time, all acts and things which the Secured Party determines, in its sole discretion, to be necessary or useful to protect, preserve or realize upon the Collateral and the Secured Party's security interest therein, in order to effect the intent of this Agreement, all at least as fully and effectively as such Debtor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state, local or other agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to such Debtor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation of assets of the issuer of any such securities, and (iii) the execution, delivery and


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      recording, in connection with any sale or other disposition of any
      Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral, and

            (b) to the extent that such Debtor's authorization given in Section 3 is not sufficient, to file such financing statements with respect hereto, as the Secured Party may deem appropriate.

            6.3 Each Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

            6.4 The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Debtor for any act or failure to act, except for the Secured Party's own gross negligence or willful misconduct.

7.    Events of Default

      The occurrence of any default by Debtor under this Agreement or any Transaction Documents shall, at the option of the Secured Party, constitute an "Event of Default".

8.    Remedies; Rights Upon Default

            8.1 Rights and Remedies Generally. If an Event of Default shall occur and be continuing, then and in every such case, the Secured Party shall have all the rights of a secured party under the UCC, shall have all rights now or hereafter existing under all other applicable laws, and, subject to any mandatory requirements of applicable law then in effect, shall have all the rights set forth in this Security Agreement and all the rights set forth with respect to the Collateral or this Security Agreement in any other security agreement between the parties.

            8.2 Assembly of Collateral. If an Event of Default shall occur and be continuing, upon five days notice to the Debtors, each Debtor shall, at its own expense, assemble the Collateral (or from time to time any portion thereof) and make it available to the Secured Party at any place or places designated by the Secured Party which is reasonably convenient to both parties.

            8.3 Disposition of Collateral. To the extent required by the UCC, the Secured Party will give the Debtors reasonable notice of the time and place of any public sale of the Collateral or any part thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Each Debtor agrees that the requirements of reasonable notice to it shall be met if such notice is mailed, postage prepaid to its address specified in Section 10 of this Agreement (or such other address


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      that such Debtor may provide to the Secured Party in writing) at least ten
      (10) days before the time of any public sale or after which any private sale may be made.

            8.4 Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing, each Debtor shall, at the request of the Secured Party, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party in any account, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party or to any financial institution designated by the Secured Party as the Secured Party's agent therefor, and the Secured Party may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon the Debtors, so notify account debtors and other persons obligated on Collateral; it being agreed and understood that such notices may not be enforceable with respect to any such account debtors or other persons obligated on any of the Collateral that are governmental entities. After the making of such a request or the giving of any such notification, each Debtor shall hold any proceeds of collection of accounts, general intangibles, instruments and other Collateral received by such Debtor as trustee for the Secured Party without commingling the same with other funds of such Debtor and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments. The Secured Party shall apply the proceeds of collection of accounts, general intangibles, instruments and other Collateral received by the Secured Party to the Obligations, such proceeds to be immediately entered after final payment in cash or other immediately available funds of the items giving rise to them.

            8.5 Collateral Maintained with Secured Party Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Secured Party to any Debtor may at any time be applied to or set off against any of the Obligations then due and owing.

            8.6 Recourse: The Debtors shall remain jointly and severally liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to satisfy the Obligations. The Debtors shall also be jointly and severally liable for all expenses of the Secured Party incurred in connection with collecting such deficiency, including, without limitation, the fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

            8.7 Expenses; Attorneys Fees; Proceeds of Disposition. The Debtors shall pay to the Secured Party on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Secured Party in protecting, preserving or enforcing the Secured Party's rights and remedies under or in respect of any of the Obligations or any of the Collateral. All such expenses shall also constitute Obligations. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of the Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Secured Party may determine.


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            8.8 Limitation on Duties Regarding Preservation of Collateral

            (a) The Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account.

            (b) Neither the Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Debtor or otherwise.

9.    MISCELLANEOUS

            9.1 Indemnity. Each Debtor agrees to indemnify, reimburse and hold the Secured Party and its officers, directors, employees, representatives, attorneys and agents ("Indemnitees") harmless from any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs or expenses or disbursements (including reasonable attorneys' fees and expenses) for whatsoever kind or nature which may be imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Security Agreement or the transactions contemplated hereby. The obligations of Debtors under this Section shall be secured hereby and shall survive payment and performance or discharge of the Obligations and the termination of this Security Agreement.

            9.2 Governing Law and Consent to Jurisdiction. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. Each Debtor agrees that any action or claim arising out of, or any dispute in connection with, this Agreement, any rights, remedies, obligations, or duties hereunder, or the performance or enforcement hereof or thereof, may be brought in the courts of the State of New York located in the County of New York or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Debtors by mail at the address specified in Section 10.6 of this Agreement. Each Debtor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

            9.3 Waiver of Jury Trial. EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS, REMEDIES, OBLIGATIONS, OR DUTIES HEREUNDER, OR THE PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF. Except as prohibited by law, each Debtor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Debtor: (i) certifies that neither the Secured Party nor any representative, agent or


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      attorney of the Secured Party has represented, expressly or otherwise, that the Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement.

            9.4 Notices. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile, telecopy, telex, or cable communication), and shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the United States mail, postage prepaid, or in the case of telex notice, when sent, answer-back received, or in the case of telecopy notice, when sent, of in the case of facsimile, upon confirmed transmittal, or in the case of a nationally recognized overnight courier service, one business day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified opposite its signature below, or to such other address as may be designated by any party in a written notice to the other party hereto.

            If to any of the Debtors:

            American Communication Network, Inc.
            32991 Hamilton Court
            Farmington Hills, Michigan 48334
            Facsimile:        (284) 489-8901
            Attention:  Chief Financial Officer

            with a copy to:
            Jaffe, Raitt, Hener & Weiss, P.C.
            27777 Franklin Road, Suite 250
            Southfield, Michigan 48034
            Facsimile:  (248) 351-3082
            Attention: Ralph Margulis

            If to the Secured Party:

            Commonwealth Energy Corporation
            600 Anton Blvd, Suite 2000
            Costa Mesa, CA 92626
            Attention:  Peter Weigand
            Facsimile:  (714) 259-2575

            with a copy to:

            Stroock & Stroock & Lavan LLP
            180 Maiden Lane
            New York, New York 10038
            Attention: Michael Shenberg, Esq.
            Facsimile:  (212) 806-6006


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            9.5 Successors and Assigns This Security Agreement shall be binding upon and inure to the benefit of each of the Debtors, the Secured Party, all future holders of the Obligations and their respective successors and assigns, except that no Debtor may assign or transfer any of its rights or obligations under this Security Agreement without the prior written consent of the Secured Party.

            9.6 Waivers and Amendments. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the party against whom enforcement is sought. In the case of any waiver, each of the Debtors and the Secured Party shall be restored to their former position and rights hereunder and under the outstanding Obligations, and any Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

            9.7 No Waiver; Remedies Cumulative No failure or delay on the part of the Secured Party in exercising any right, power or privilege hereunder and no course of dealing between any Debtor and the Secured Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The Secured Party shall not be deemed to have waived any of its rights or remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion. The rights and remedies herein expressly provided are cumulative and may be exercised singly or concurrently and as often and in such order as the Secured Party deems expedient and are not exclusive of any rights or remedies which the Secured Party would otherwise have whether by security agreement or now or hereafter existing under applicable law. No notice to or demand on any Debtor in any case shall entitle such Debtor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Secured Party to any other or future action in any circumstances without notice or demand.

            9.8 Termination; Release When the Obligations have been paid and performed in full this Security Agreement shall terminate, and the Secured Party, at the request and sole expense of the Debtors, will thereupon execute and deliver to the Debtors the proper instruments (including UCC termination statements) acknowledging the termination of this Security Agreement, and will duly assign, transfer and deliver to the Debtors, without recourse, representation or warranty of any kind whatsoever, such of the Collateral as may be in possession of the Secured Party and has not theretofore been disposed of, applied or released.

            9.9 Headings Descriptive The headings of the several Sections and subsections of this Security Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.


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            9.10 Severability In case any provision in or obligation under this
      Security Agreement or the Obligations shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.




                            [SIGNATURE PAGE FOLLOWS]

      In Witness Whereof, each of the Debtors and the Secured Party have caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                       ACN UTILITY SERVICES, INC.

                                       By: /S/ JAMES F. MULCAHY
                                           -----------------------------------

                                       Name:  James F. Mulcahy
                                       Title:  Secretary/Treasurer



                                       ACN ENERGY, INC.

                                       By: /S/ JAMES F. MULCAHY
                                           -----------------------------------

                                       Name:  James F. Mulcahy
                                       Title:  Secretary/Treasurer



                                       ACN POWER, INC.

                                       By: /S/ JAMES F. MULCAHY
                                           -----------------------------------

                                       Name:  James F. Mulcahy
                                       Title:  Secretary/Treasurer



                                       COMMONWEALTH ENERGY CORPORATION

                                       By: /S/ PETER WEIGAND
                                          ------------------------------------

                                       Name:  Peter Weigand
                                       Title:  President




                     [Signature page to Security Agreement]

                                   SCHEDULE 1



DEBTOR NAMES AND CORPORATE JURISDICTIONS:

ACN Utility Services, Inc., a Michigan corporation (MI Corporate Identification
Number: 532765)

ACN Energy, Inc., a Michigan corporation (MI Corporate Identification Number:
545052)

ACN Power, Inc., a Michigan corporation (MI Corporate Identification Number:
547938)


PRINCIPAL PLACE OF BUSINESS AND MAILING ADDRESS FOR ALL DEBTORS:

32991 Hamilton Court, Farmington Hills, MI 48334

                                   SCHEDULE 2

           Account Debtors covered by Federal Assignment of Claims Act or like federal or state statutes or rules




NONE.